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                                                                       EXHIBIT 5

                         AVCO FINANCIAL SERVICES, INC.
                              3349 Michelson Drive
                                Irvine, CA 92715

October 7, 1994

Avco Financial Services, Inc.
3349 Michelson Drive
Irvine, California 92715

Gentlemen:

     At your request, I have examined the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of $1,500,000,000 of Debt Securities and Warrants to Purchase Debt Securities (the "Warrants") to be offered on a continuous or delayed basis pursuant to the provisions of Rule 415. I have examined the form of Warrant Agreement(s) (the "Warrant Agreement") under which the Warrants may be issued, being filed or incorporated by reference in the Registration Statement. I am familiar with the additional proceedings proposed to be taken by you in connection with the authorization, registration, issuance and sale of the Securities and Warrants.

     I am of the opinion that:

          (1) When the issuance of the Securities has been duly authorized by appropriate corporate action and such Securities have been duly executed, authenticated and delivered in accordance with the indenture to be executed in substantially the form filed as an exhibit to the Registration Statement pursuant to which such Securities are to be issued and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Securities, such Securities will be legal, valid and binding obligations of the Company entitled to the benefits of the applicable Indenture; and

          (2) When any Warrant Agreement has been duly executed and delivered and the Warrants authorized by appropriate corporate action in accordance with such Warrant Agreement and sold as described in the Registration Statement, including the Prospectus and Prospectus Supplement relating to such Warrants, such Warrants will be legal, valid and binding obligations of the Company entitled to the benefits of such Warrant Agreement.

     The foregoing opinion is subject to all bankruptcy, insolvency, reorganization, moratorium or similar laws, or equitable principles relating to or limiting creditors' rights generally.

     I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to me in the Prospectus which is part of the Registration Statement.

Respectfully submitted,

/s/  HERBERT F. SMITH

Herbert F. Smith
General Counsel

HFS/jab